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EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

                                                       -------------------------
                                                        Organized under law of
                                                       -------------------------

UNIVERSAL CORPORATION                                     Virginia
Astrimex B.V.                                             Netherlands
Beleggings-en Beheermaatschappij B. V.                    Netherlands
Blending Services International, Inc.                     Virginia
Casa Export, Limited                                      Virginia
Casalee-Transtobac (Pvt) Ltd.                             Zimbabwe
Continental Tobacco S.A.                                  Switzerland
Corrie MacColl & Son Ltd.                                 United Kingdom
Crailo B.V.                                               Netherlands
Deli Services B.V.                                        Netherlands
Deli Universal, Inc.                                      Virginia
Deli-HTL Tabak Maatschappij B. V.                         Netherlands
Deli-Mij Holdings Ltd.                                    United Kingdom
Deltafina, S.p.A.                                         Italy
Ermor Tabarama-Tabacos do Brasil Ltda.                    Brazil
European Tobacco Company B. V.                            Netherlands
Gebrueder Kulenkampff AG                                  Germany
Global Laboratory Services, Inc.                          Virginia
Gouderak Holding B.V.                                     Netherlands
Handelmaatschappij Steffex B. V.                          Netherlands
Harkema Services, Inc.                                    Virginia
Heuvelman Holding B.V.                                    Netherlands
Heuvelman Hout Beheer B.V.                                Netherlands
Hungaropro Kft.                                           Hungary
Imperial Commodities Corporation                          California
Indoco International B.V.                                 Netherlands
Industria AG                                              Switzerland
Itofina, S.A.                                             Switzerland
Jongeneel B.V.                                            Netherlands
Jongeneel Holding B.V.                                    Netherlands
L'Agricola, S.r.L.                                        Italy
Lancaster Leaf Tobacco Company of Pennsylvania, Inc.      Virginia
Lancaster Philippines, Incorporated                       Philippines
Latin America Tobacco Company                             Virginia
Limbe Leaf Tobacco Company Limited                        Malawi
Lytton Tobacco Company (Malawi) Limited                   Malawi
Lytton Tobacco Company (Private), Limited                 Zimbabwe
N.V. Deli Universal                                       Netherlands
Outdoor Life Products B.V.                                Netherlands
Red River Commodities, Inc.                               North Dakota
Red River Foods, Inc.                                     Virginia
Simcoe Leaf Tobacco Company Limited                       Canada
Steffex Beheer B.V.                                       Netherlands

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Tabacos Del Pacifico Norte, S.A. De C.V.                  Mexico
Tabacos Espanoles S. A.                                   Spain
Tanzania Leaf Tobacco Co., Ltd                            Tanzania
Tanzania Tobacco Processors Ltd.                          Tanzania
T. B. & Z. Holding B. V.                                  Netherlands
Timmerfabriek Bouter en Zonen B. V.                       Netherlands
Tobacco Trading International, Inc.                       British Virgin Isles
Toutiana, S.A.                                            Switzerland
Ultoco, S.A.                                              Switzerland
Universal Eastern Europe Limited                          United Kingdom
Universal Leaf (Asia) Pte Ltd.                            Singapore
Universal Leaf (UK) Limited                               USA/United Kingdom
Universal Leaf International, S.A.                        Switzerland
Universal Leaf North America U. S., Inc.                  North Carolina
Universal Leaf Services International Limited             United Kingdom
Universal Leaf Tabacos Ltda.                              Brazil
Universal Leaf Tabacos S. A.                              Argentina
Universal Leaf Tobacco Company, Inc.                      Virginia
Universal Leaf Tobacco Hungary Limited                    Hungary
Universal Leaf Tobacco Poland Sp. z o.o.                  Poland
Van Rees B.V.                                             Netherlands
Van Rees Ceylon B.V.                                      Netherlands
Van Rees Ltd.                                             United Kingdom
Willemstein's Industriele Ondernemingen B.V.              Netherlands
Zimbabwe Leaf Tobacco Company (Private) Limited           Zimbabwe
Zimleaf Holdings (Private) Limited                        Zimbabwe